                                                                    Exhibit 99.2
                                                                       Exhibit I


                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards

March 23, 2004

As of and for the year ended December 31, 2003, The CIT Group/Consumer Finance, Inc. (the "Company"), a wholly-owned subsidiary of CIT Group Inc., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). During the year ended December 31, 2003, certain instances of noncompliance with the standards occurred as noted below:

Disbursements

Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

Certain tax and insurance payments made during the year were not paid before the penalty date, as indicated in the tax bills and insurance premium notices. However, payments were made and penalties satisfied with CIT funds, thus having no impact on the trust.


As of and for this same period, CIT Group Inc. had in effect a financial institution bond, computer crime policy and error and omissions policy in the following amounts:

--------------------------------------------------------------
       Insurance Type                          Coverage
--------------------------------------------------------------
  Financial institution bond                 $60 million
--------------------------------------------------------------
  Computer crime policy                      $60 million
--------------------------------------------------------------
  Errors and omissions                       $10 million
--------------------------------------------------------------

/s/ Ron G. Arrington
-----------------------------------------------
Ron G. Arrington
President
The CIT Group/Consumer Finance, Inc.

/s/ William L. Schumm
-----------------------------------------------
William L. Schumm
Executive Vice President
The CIT Group/Consumer Finance, Inc.

/s/ Kenneth P. Reynolds
-----------------------------------------------
Kenneth P. Reynolds
Senior Vice President & Chief Financial Officer
The CIT Group/Consumer Finance, Inc.